EXHIBIT 10.1

EIGHTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Eighth Amendment to Loan and Security Agreement (this “Amendment”) is dated as of the 11th day of August, 2010, and is made by and among EMCORE Corporation, a New Jersey corporation (“Borrower”), Bank of America, N.A. (“Lender”), and the other Obligors party to that certain Loan and Security Agreement dated September 26, 2008 (as amended, modified, supplemented or restated from time to time, the “Agreement”).  Borrower, Lender and such other Obligors now desire to amend the Agreement as provided herein, subject to the conditions set forth herein.  Capitalized terms used in this Amendment and not otherwise defined herein have the meanings given to such terms in the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower, such other Obligors and Lender agree as follows:

1. Obligors acknowledge that Events of Default have occurred under the Agreement by reason of Obligors’ failure, as of June 30, 2010, to cause Borrower and its Subsidiaries to maintain the minimum EBITDA required by Section 14(b) of the Agreement (the “Specific Event of Default”).  Obligors further acknowledge that as a result of such Specific Event of Default, Lender has the right to immediately exercise all rights and remedies available under the Agreement, related documents and applicable law, including but not limited to the right to cease making loans and advances to Borrower, the right to demand and collect all of Obligors’ outstanding Liabilities, and the right to exercise its remedies with respect to the Collateral securing such Liabilities.

2. The Specific Event of Default is hereby waived by Lender.  The foregoing waiver does not constitute a waiver of any other Event of Default now existing or hereafter arising, whether known or unknown by Lender.  In addition, Lender’s waiver does not represent any amendment of any provision of the Agreement.  The Agreement, as modified by this Amendment, remains in full force and effect, and Lender expects Obligors to comply with all of its provisions.

3. Effective as of March 31, 2010, subsection 14(b) of the Agreement is amended to read in its entirety as follows:

“No Obligor shall permit the EBITDA of Borrower and its Subsidiaries to be less than the amount set forth below for the corresponding period set forth below:

      Fiscal Quarter                                          Minimum EBITDA

Fiscal quarter ending March 31, 2010                                   $500,000

Fiscal quarter ending June 30, 2010                                       $100,000

Fiscal quarter ending September 30, 2010

and each fiscal quarter thereafter                        $2,000,000”

4. A new subsection 14(c) is added to the Agreement, to read in its entirety as follows:

“(c)           Termination Fee.

“For purposes of determining compliance with the  covenants set forth in this Section 14, any income recognized by Borrower or its Subsidiaries after June 30, 2010, in connection with a refund or reversal of an accrual of a $2,775,000 termination fee in connection with a joint venture transaction with the Tangshan Caofeidian Investment Corporation (whether as a result of a voluntary waiver of such fee, a restructuring of the joint venture transaction or otherwise) shall be excluded from the net income of Borrower and its Subsidiaries for purposes of determining the EBITDA of Borrower and its Subsidiaries.”

5. Borrower shall pay an amendment and waiver fee to Lender in the amount of $5,000.  Borrower shall pay all expenses, including attorney fees, which Lender incurs in connection with the preparation of this Amendment and any related documents.  All such fees and expenses maybe charged against Borrower’s loan account

6. To induce Lender to enter into this Amendment, Obligors make the following representations and warranties:

(a) Each recital, representation and warranty contained in this Amendment, in the Agreement as amended by this Amendment and in the Other Agreements, is true and correct as of the date of this Amendment and does not omit to state a material fact required to make such recital, representation or warranty not misleading; and

(b) Other than the Specific Event of Default, no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default has occurred and is continuing under the Agreement or any of the Other Agreements.

7. Each Obligor waives any and all defenses, claims, counterclaims and offsets against Lender which may have arisen or accrued through the date of this Amendment.  Each Obligor acknowledges that Lender and its employees, officers, agents and attorneys have made no representations or promises except as specifically reflected in this Amendment and in the written agreements which have been previously executed.

8. Each Obligor represents and warrants to Lender that this Amendment has been approved by all necessary corporate action, and the individual signing below represents and warrants that he or she is fully authorized to do so.

9. This Amendment shall not become effective until this Amendment and the Guarantors’ Acknowledgement attached hereto have been fully executed by all parties hereto or thereto and delivered to Lender.

10. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated by this Amendment, the Agreement and all Exhibits thereto are ratified and confirmed by Obligors and Lender and remain in full force and effect in accordance with their terms.

11. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same agreement.  This Amendment may be delivered by facsimile, and when so delivered will have the same force and effect as delivery of an original signature.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EMCORE CORPORATION

By: /s/ Hong Hou

Title: Chief Executive Officer

EMCORE IRB COMPANY, LLC

By: /s/ Hong Hou

Title: Chief Executive Officer

OPTICOMM CORP.

By: /s/ Hong Hou

Title: Chief Executive Officer

EMCORE SOLAR POWER, INC.

By: /s/ Hong Hou

Title: Chief Executive Officer

BANK OF AMERICA, N.A.

By:  /s/ Joe Fudacz

Title:  Senior Vice President

GUARANTORS’ ACKNOWLEDGMENT

The undersigned guarantors acknowledge that Bank of America, N.A. (“Lender”) has no obligation to provide them with notice of, or to obtain their consent to, the terms of the foregoing Eighth Amendment to Loan and Security Agreement (the “Amendment”).  The undersigned guarantors nevertheless:  (i) acknowledge and agree to the terms and conditions of the Amendment; (ii) acknowledge that their guaranties remain fully valid, binding, and enforceable; and (iii) waive any and all defenses, claims, counterclaims, and offsets which they may have against Lender through the date of the Amendment.

EMCORE IRB COMPANY, LLC

By: /s/ Hong Hou

Title: Chief Executive Officer

OPTICOMM CORP.

By: /s/ Hong Hou

Title: Chief Executive Officer

EMCORE SOLAR POWER, INC.

By: /s/ Hong Hou

Title: Chief Executive Officer